UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 4, 2016

BroadVision, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	1-34205	94-3184303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 Seaport Blvd, Suite 210, Redwood City, California		94063
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(650) 331-1000

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On April 4, 2016, we received a notification letter from the Listing Qualifications department of the Nasdaq Stock Market, or Nasdaq. The notification letter stated that because we have not yet filed our Form 10-K for the year ended December 31, 2015, we are no longer in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of periodic reports with the Securities and Exchange Commission.

Under the Nasdaq Listing Rules, we have until June 3, 2016 to submit a plan to Nasdaq setting forth how we plan to regain compliance with Nasdaq’s continued listing requirements. If we are unable to file our Form 10-K by June 3, 2016, then we intend to submit a compliance plan on or prior to that date. We do not expect submission of a compliance plan will be necessary as we anticipate filing our Form 10-K for the year ended December 31, 2015 by June 3, 2016.

If submission of a compliance plan is necessary and Nasdaq accepts our plan, Nasdaq can grant an exception of up to 180 calendar days from the filing’s due date, or until September 26, 2016, to regain compliance. If Nasdaq does not accept our plan, we will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

On April 7, 2016, we issued a press release announcing our receipt of the Nasdaq notification letter. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits

99.1	Press Release dated April 7, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadVision, Inc.

April 7, 2016	By:	/s/ Peter Chu

Name: Peter Chu Title: Chief Financial Officer and Vice President of Strategy and Product Management

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated April 7, 2016